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                                                                     EXHIBIT 4.5
                                                                  EXECUTION COPY


      THE UNSECURED SENIOR NOTE REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON MAY 15, 2001, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN PARAGRAPH 5 HEREOF, AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY OTHER THAN IN ACCORDANCE WITH SUCH PARAGRAPH. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

      THIS UNSECURED SENIOR NOTE HAS BEEN PLEDGED BY THE HOLDER TO THE SENIOR AGENT PURSUANT TO THE TERMS AND CONDITIONS OF A PLEDGE AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND BETWEEN THE HOLDER, AS PLEDGOR, AND THE SENIOR AGENT, AS PLEDGEE.

                              SLEEPMASTER L.L.C.

                              UNSECURED SENIOR NOTE

May 15, 2001                                                     $4,348,500.00

            SLEEPMASTER L.L.C, a New Jersey limited liability company (the "Company"), hereby promises to pay to the order of PMI MEZZANINE FUND, L.P., a Delaware corporation (the "Holder"), on the date specified herein, the principal amount of FOUR MILLION THREE HUNDRED FORTY-EIGHT THOUSAND FIVE HUNDRED DOLLARS ($4,348,500.00), to the extent not paid on or prior to the Maturity Date (such unpaid principal amount at any time being the "Principal Amount"), together with interest thereon calculated from the date hereof in accordance with the provisions of this Unsecured Note (the unpaid amount of any such accrued interest at any time being the "Interest Amount" and the sum of the Principal Amount and the Interest Amount at any time being the "Total Amount").

            This Unsecured Senior Note (this "Unsecured Note") is issued pursuant to an Unsecured Senior Note and Warrant Purchase Agreement, dated as of May 15, 2001 (as amended, restated or modified from time to time, the "Purchase Agreement"), among the Company, the Holder and certain other parties thereto, and this Unsecured Note is one of the "Unsecured Notes" referred to in the Purchase Agreement. The Purchase Agreement contains terms governing the rights of the Holder of this Unsecured Note and all provisions of the Purchase Agreement are hereby incorporated herein in full by reference. Except as defined in paragraph 10 hereof or unless otherwise defined herein, capitalized terms used in this Unsecured Note have the same meanings as set forth in the Purchase Agreement.

            1.    PAYMENT OF PRINCIPAL ON UNSECURED NOTE.

            (a) Scheduled Payment. On March 31, 2007 (the "Maturity Date"), the Company shall pay the Total Amount to the Holder;

            (b) Optional Prepayments. Following the repayment in full of all obligations of the Company under the Senior Credit Facility and the termination of the commitments of the Lenders thereunder to advance any additional funds to the Company, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of the Unsecured Notes, together with accrued and unpaid interest (calculated
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in accordance with Section 2(a)) on such portion of the principal amount which it is prepaying. A prepayment of less than all of the unpaid principal amount of this Unsecured Note shall not relieve the Company of its obligation to repay the indebtedness evidenced by this Unsecured Note on the Maturity Date.

            2.    INTEREST.

            (a) Rate and Accrual. Interest will initially accrue, on a daily basis, on the Principal Amount from time to time at the rate of 14% per annum compounded quarterly, which interest shall be paid by issuing one or more PIK Interest Notes.

            (b) Default Interest Rate. The interest rate shall increase to 16% following an Event of Default and during the continuance thereof. Interest shall be calculated on the basis of the actual days elapsed assuming a 360-day year consisting of twelve 30-day months.

            3. RANKING. The Indebtedness and all other obligations evidenced by the Unsecured Notes are pari passu in right of payment with the Indebtedness incurred pursuant to the Senior Credit Facility and all other Senior Debt of the Company and senior in right of payment to all Subordinated Debt.

            4. EVENTS OF DEFAULT/REMEDIES. Upon the occurrence of an Event of Default (as defined in Section 10.1 of the Purchase Agreement) and during the continuance thereof, the Holder shall be entitled to exercise the remedies as set forth in Section 10.2 of the Purchase Agreement; provided that for so long as this Unsecured Note is pledged to the Pledgee, the Pledgee may, or upon the request of the Required Lenders, the Pledgee shall exercise any and all remedies as set forth in Section 10.2 of the Purchase Agreement.

            5. TRANSFER. The Holder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of (each a "Transfer") this Unsecured Note without the consent of the Required Holders, other than to an Affiliate of the Holder; provided that for so long as this Note is pledged to the Pledgee, this Unsecured Note may not be Transferred without the consent of the Pledgee, other than to an Affiliate of the Holder or the limited partners of the Holder, subject to the lien in favor of the Pledgee. Any Transfer or attempted Transfer of this Unsecured Note in violation hereof shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of this Unsecured Note as the owner of this Unsecured Note for any purpose.

            6. AMENDMENT AND WAIVER. Except as otherwise expressly provided herein and in the Purchase Agreement, the provisions of this Unsecured Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder; provided that for so long as this Unsecured Note is pledged to the Pledgee such amendments and actions shall also require the consent of the Required Lenders.

            7. CANCELLATION. After the payment in full of the Total Amount, this Unsecured Note shall be surrendered to the Company for cancellation and shall not be reissued.

            8. APPLICATION AND PAYMENTS. Any amount paid to the Holder by the Company in respect of this Unsecured Note will be applied first, to reduce the Interest Amount,


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and second, to reduce the Principal Amount. A prepayment of less than all of the unpaid principal amount of any Unsecured Note shall not relieve the Company of its obligation to make the scheduled payment on such Unsecured Note on the Maturity Date. A prepayment of less than all of the aggregate unpaid principal amount of the Unsecured Notes shall be made pro rata among all holders of Unsecured Notes based on the outstanding principal amount of all Unsecured Notes held by each such holder. All payments to be made to the Holder of this Unsecured Note shall be made in the lawful money of the United States of America in immediately available funds. All Payments shall be made by check delivered to the Holder at the address set forth in the Purchase Agreement.

            9. PLEDGE AGREEMENT. The Company hereby acknowledges that this Unsecured Note has been pledged by the Holder to the Pledgee, pursuant to the terms and conditions of a Pledge Agreement, dated as of the date hereof, by and between the Holder, as pledgor, and the Senior Agent, as pledgee, (the "Note Pledge Agreement") to secure the Credit Party Obligations under the Senior Credit Facility.

            10. RIGHTS OF HOLDER AND REQUIRED HOLDERS. For the avoidance of doubt, all rights of the Holder or the Required Holders hereunder shall inure to the benefit of the Pledgee, and be exercisable by the Pledgee for so long as this Unsecured Note is pledged to the Pledgee.

            11. BUSINESS DAYS. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

            12. DEFINITIONS. As used herein, the following terms shall have the following meanings:

            (a) "Unsecured Notes" means, collectively, (i) this Unsecured Note, (ii) any PIK Interest Notes, and (iii) all other Senior Notes issued by the Company on the date hereof, and any notes which may be issued in exchange, substitution or replacement of such PIK Interest Notes or Unsecured Notes, in whole or in part.

            (b) "Senior Debt" means (i) the Notes, (ii) the Unsecured Notes, and (iii) all other Indebtedness incurred by any Credit Party which by its terms is specifically pari passu in right of payment with the Notes and the Unsecured Notes.

            (c) "PIK Interest Notes" means (i) any PIK Interest Note of the Company issued pursuant to paragraph 2 hereof (substantially in the form attached as Exhibit I), (ii) any PIK Interest Notes of the Company issued in payment of any interest accrued on any other PIK Interest Note, (iii) all other notes issued by the Company as payment of interest on the Unsecured Notes or
(iv) any notes which may be issued in exchange or substitution for the notes described in clauses (i), (ii) or (iii) above, in whole or in part.

            (d) "Pledgee" means the Senior Agent, as pledgee, pursuant to the Note Pledge Agreement.



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            13.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.








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            IN WITNESS WHEREOF, the Company has executed and delivered this
Unsecured Note on May 15, 2001.

                                         SLEEPMASTER L.L.C.


                                         By: /s/ James P. Koscica
                                             -------------------------------
                                             Name:  James P. Koscica
                                             Title: Executive Vice President
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                                    EXHIBIT I

                            TO UNSECURED SENIOR NOTE

      THIS PIK INTEREST NOTE WAS ORIGINALLY ISSUED ON __________, ____, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE TRANSFER OF SUCH SECURITY IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN PARAGRAPH 5 OF THE UNSECURED NOTE (AS DEFINED HEREIN), AND THE ISSUER RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UPON WRITTEN REQUEST OTHER THAN IN ACCORDANCE WITH SUCH PARAGRAPH. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

                                PIK INTEREST NOTE

__________, ____                                                      $[_______]


      SLEEPMASTER L.L.C., a New Jersey limited liability company (the "Company"), hereby promises to pay to the order of ______________ (the "Holder") the principal amount of _________________ ($_________), to the extent not paid on or prior to the Maturity Date (as defined in the Unsecured Note (as defined herein)) (such unpaid principal amount at any time being the "Principal Amount"), together with interest thereon calculated from the date hereof in accordance with the provisions of this PIK Interest Note.

      This PIK Interest Note (this "Note") was issued pursuant to paragraph 2 of the Unsecured Senior Note issued by the Company on May ___, 2001, or any note which may be issued in substitution thereof or as a replacement therefor, in whole or in part (the "Unsecured Note").

      The provisions of Sections 1-11 of the Unsecured Note are hereby incorporated by reference, with all references to Unsecured Notes hereby deemed to be, for purposes of this Note, references to this Note.

      IN WITNESS WHEREOF, the Company has executed and delivered this PIK Interest Note on the date first written above.

                                    SLEEPMASTER L.L.C.


                                    By: __________________________________
                                        Name:
                                        Title: